EXHIBIT 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amendment”) is made as of the 4th day of April, 2016, by and among ALST CASINO HOLDCO, LLC, a Delaware limited liability company (“Holdco”), ALIANTE GAMING, LLC, a Nevada limited liability company (hereinafter, “Aliante Gaming” and with Holdco, the “Company”), and ROBERT SCHAFFHAUSER (“Executive”). Capitalized terms used herein but otherwise undefined shall have the meaning ascribed to such terms in the Employment Agreement (defined below).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated effective December 11, 2015 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the terms and conditions of the Employment Agreement to provide for an additional event of termination of employment in the event of a Change of Control as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter exchanged, it is agreed by and between the parties as follows:

1.	Amendment. Sections 9.7 and 9.8 are hereby added to the Employment Agreement as follows:

9.7     Upon the occurrence of a Change of Control and if Executive had not previously entered into an employment agreement with the acquiring person or entity, Executive’s employment shall be deemed to have been terminated as a Discharge Without Cause pursuant to Section 6.2 of the Employment Agreement. Neither this Section 9.7 nor any other action taken by the Executive, the Company or the acquiring person or entity shall require the Executive to enter into an employment agreement with such acquiring person or entity.

9.8     Upon the occurrence of a Change of Control and if Executive has entered into an employment agreement with the acquiring person or entity, Executive’s employment shall be deemed to have been terminated as a Discharge Without Cause pursuant to Section 6.2 of the Employment Agreement, however, Executive shall not receive the Salary Termination Payment described in Section 6.2(b).

2.

Continuity of Employment Agreement. Except as provided in Section 1 above, all terms and provisions of the Employment Agreement shall remain in full force and effect. All capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

3.

Counterpart and Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

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/s/SK                 /s/BS      _

      Init.                     Init.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

EXECUTIVE	ALIANTE GAMING, LLC

/s/ ROBERT SCHAFFHAUSER	By:	/s/ SOOHYUNG KIM
ROBERT SCHAFFHAUSER	SOOHYUNG KIM
	Its:	CEO

ALST CASINO HOLDCO, LLC

/s/ SOOHYUNG KIM
SOOHYUNG KIM
Its: CEO

/s/SK                 /s/BS      _

      Init.                     Init.